As filed with the Securities and Exchange Commission on August 7, 1997

                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ___________________
                             Superior Services, Inc.
             (Exact name of registrant as specified in its charter)

           Wisconsin                     4953                 39-1733405
    (State of incorporation)      (Primary Standard        (I.R.S. Employer
                              Industrial Classification  Identification No.)
                                     Code Number)

                      10150 West National Avenue, Suite 350
                           West Allis, Wisconsin 53227
                                 (414) 328-2800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ______________________________

                              Scott S. Cramer, Esq.
                       Vice President and General Counsel
                             Superior Services, Inc.
                      10150 West National Avenue, Suite 350
                           West Allis, Wisconsin 53227
                                 (414) 328-2800
                            Facsimile (414) 328-2899
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ______________________________
                                   Copies to:
                              Steven R. Barth, Esq.
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 271-2400
                           Facsimile:  (414) 297-4900

        Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
                          ____________________________

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
                          ____________________________

                         CALCULATION OF REGISTRATION FEE

                                          Proposed
                                          Maximum
                                         Aggregate     Proposed
    Title of Each Class                   Offering     Maximum     Amount of
    of Securities to be   Amount To Be   Price Per     Offering    Registra-
         Registered        Registered     Share(1)      Price       tion Fee

    Common Stock, $.01
     par value  . . . .     5,000,000      $26.00    $130,000,000   $39,394
                             shares
    Common Stock
     Purchase Rights  .     5,000,000       (2)          (2)          (2)
                             rights

   (1) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee pursuant to Section 6(b) hereunder, and includes the proposed maximum aggregate offering price associated with shares issuable upon exercise of an option granted by the Registrant to the Underwriters to cover over-allotments.
   (2) The value attributed to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                             ______________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   PROSPECTUS

                                5,000,000 Shares


                             SUPERIOR SERVICES, INC.



                                  Common Stock
                              ____________________

   Superior Services, Inc. (the "Company") may offer and sell from time to time up to 5,000,000 shares of its Common Stock, par value $.01 per share ("Common Stock"), in one or more issuances at prices and on terms to be determined at the time of sale. The number of shares being sold, the public offering price, the proceeds to the Company, the intended use of such proceeds and the other terms of the offering of such shares of Common Stock will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement") to be delivered at the time of any such offering.

   The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "SUPR." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market, subject to official notice of issuance.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The shares of Common Stock offered hereby may be offered and sold directly by the Company or through agents, underwriters or dealers designated from time to time. If any agent of the Company or any underwriters are involved in the sale of shares of Common Stock in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable discounts or commissions with respect to such shares of Common Stock will also be set forth in a Prospectus Supplement. See "Plan of Distribution."

   This Prospectus may not be used to consummate sales of the Common Stock offered hereby unless accompanied by a Prospectus Supplement.


                  The date of this Prospectus is August 7, 1997

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and in accordance therewith files reports, proxy and other information statements, and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy and other information statements, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, such reports, proxy statements and other information can be inspected at the offices of The Nasdaq Stock Association of Securities Dealers, Inc.,
   1735 K Street, N.W., Washington, D.C. 20006-1500.

             In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

             This Prospectus constitutes a part of a Registration Statement on Form S-3 ("Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and exhibits thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

             The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

             1.   Form 8-K/A (Amendment No. 2), dated June 30, 1997.
             2.   Form 8-K/A (Amendment No. 1), dated June 27, 1997.
             3.   Quarterly Report on Form 10-Q, dated May 14, 1997.
             4.   Current Report on Form 8-K, dated May 2, 1997.
             5.   Current Report on Form 8-K, dated February 28, 1997.
             6.   Registration Statement on Form 8-A, dated February 28,
                  1997.
             7.   Annual Report on Form 10-K for the year ended December 31,
                  1996.

             All other reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

             Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement relating to the shares of Common Stock offered hereby modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Superior Services, Inc., 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, Attention:
   Investor and Public Relations Manager, telephone number 414/328-2800.

                                   THE COMPANY

             Superior Services, Inc. (the "Company") is an acquisition-oriented integrated solid waste company providing solid waste collection, transfer, recycling and disposal services to residential, commercial and industrial customers. The Company's Common Stock is listed on the Nasdaq National Market and trades under the symbol "SUPR." The Company is a Wisconsin corporation with its principal executive offices located at 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, and its telephone number is (414) 328-2800.

                                  RISK FACTORS

             Any Prospectus Supplement with respect to shares of the Common Stock offered hereby will set forth certain risk factors, in addition to other information contained in the Prospectus Supplement, that prospective investors should carefully consider in evaluating the Company and its business before purchasing shares of the Common Stock offered pursuant to such Prospectus Supplement and this Prospectus.

                                 USE OF PROCEEDS

             The net proceeds to the Company from the sale of Common Stock being offered hereby will be used to support directly or indirectly the Company's strategy to grow through the acquisition of other solid waste businesses. Specific information concerning the use of proceeds from any sale of Common Stock offered hereby will be set forth in any Prospectus Supplement relating to such shares.

                          DESCRIPTION OF CAPITAL STOCK

   General

             The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of undesignated preferred stock, par value $.01 per share. All currently outstanding and newly issued shares of Common Stock include an attached Common Stock Purchase Right which trades with each such share of Common Stock. As of June 30, 1997, the Company believes there were approximately 238 holders of record of the Company's Common Stock and there were in excess of 2,800 beneficial owners.

   Common Stock

             As of June 30, 1997, there were 19,256,095 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law ("WBCL") described below. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. The Company's Restated Articles of Incorporation ("Restated Articles") and Restated By-Laws provide that the Board of Directors are divided into three substantially equal classes, with staggered three-year terms. Subject to the prior rights of the holders of any class or series of preferred stock then outstanding, and any contractual restrictions on the payment of dividends, the Board of Directors may in its discretion declare and pay dividends on the Common Stock out of legally available earnings or assets of the Company. Subject to the prior rights of the holders of any class or series of preferred stock then outstanding, in the event the Company is liquidated, any amounts remaining after the discharge of all outstanding debt will be paid pro rata to the holders of Common Stock. The outstanding shares of Common Stock are, and the Common Stock to be issued pursuant to this Prospectus and any Prospectus Supplement will be, legally issued, fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Section 180.0622(2)(b) of the WBCL for unpaid employee wages. Holders of Common Stock have no preemptive rights to acquire unissued shares of capital stock of the Company.

   Preferred Stock

             The Board of Directors is authorized to issue from time to time, without shareholder authorization, up to 500,000 shares of preferred stock in one or more designated series, with such voting, dividend, redemption, conversion and exchange provisions as are provided in the particular series. No dividends or other distributions are to be payable on the Common Stock unless dividends are paid in full on any then outstanding preferred stock and all sinking fund obligations for any then outstanding preferred stock, if any, are fully funded. In the event of a liquidation or dissolution of the Company, the outstanding shares of any then outstanding preferred stock would have priority over the Common Stock to receive the amount specified in each particular series out of the remaining assets of the Company. Any future issuance of preferred stock may have the effect of deferring, delaying or preventing a change in control of the Company, or decreasing the market price of the Common Stock, and may adversely affect the voting and other rights of the holders of Common Stock. As of June 30, 1997, no shares of preferred stock were outstanding.

   Common Stock Purchase Rights

             On February 21, 1997, the Board of Directors of the Company declared a dividend of one common share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on March 24, 1997 to the shareholders of record on March 10, 1997. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and LaSalle National Bank, as rights agent. The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement set forth in the Form 8-A Registration Statement dated February 28, 1997.

             The Rights Agreement provides that, until the Distribution Date (defined as the earlier to occur of (i) the public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company, an employee benefit plan of the company or a subsidiary, or certain existing shareholders (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Shares Acquisition Date") or
   (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company, an employee benefit plan of the Company or a subsidiary, or certain existing shareholders as described below) of 15% or more of such outstanding shares), the Rights will be transferred with and only with the shares. The Rights are not exercisable until the Distribution Date. Upon a Distribution Date, each Right entitles the registered holder to purchase from the Company one share at a price of $90.00 per share, subject to adjustment (the "Purchase Price").

             In the event that any person becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right will thereafter generally have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently becomes beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

             In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earnings power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

             At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share, per Right (subject to adjustment).

             At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

             Other than provisions relating to principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of shares of Common Stock then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. The Board of Directors of the Company may also amend the Rights Plan to exclude certain potential acquirors proposing to acquire the Company in a transaction that the Board of Directors deems to be in the best interests of the Company, its shareholders and other constituencies of the Company.

             Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

   Certain Statutory and Other Provisions

        Statutory Provisions

             Section 180.1150 of the WBCL provides that the voting power of shares of public Wisconsin corporations, such as the Company, held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from the Company or shares for which full voting power has been restored pursuant to a vote of shareholders.

             Sections 180.1140 to 180.1144 of the WBCL (the "Wisconsin Business Combination Statute") regulate a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the market value of the stock or assets of a corporation or 10% of its earning power, issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an "interested stockholder." An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or (iii) the consideration to be received by shareholders meets certain requirements of the Wisconsin Business Combination Statute with respect to form and amount. The Restated Articles include a provision substantially identical to the Wisconsin Business Corporation Statute.

             Sections 180.1130 to 180.1133 of the WBCL provide that certain "business combinations" not meeting specified adequacy-of-price standards must be approved by a vote of at least 80% of the votes entitled to be cast by all shareholders and by two-thirds of the votes entitled to be cast by shareholders other than a "significant shareholder" who is a party to the transaction. The term "business combination" is defined to include, subject to certain exceptions, a merger or consolidation of the corporation (or any subsidiary thereof) with, or the sale or other disposition of substantially all of the assets of the corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to include a person that is the beneficial owner of 10% or more of the voting power of the corporation.

             Section 180.1134 of the WBCL (the "Wisconsin Defensive Action Restrictions") provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors or a majority of the independent directors vote not to have this provision apply to the corporation. The restrictions described in clause (i) above may have the effect of deterring a shareholder from acquiring shares of the Company with the goal of seeking to have the Company repurchase such shares at a premium over the market price.

        Restated Articles of Incorporation and Restated By-Laws of the
   Company

             The Restated Articles and Restated By-Laws of the Company divide the Board of Directors of the Company into three substantially equal classes with staggered terms. The Restated Articles provide that any vacancies on the Board of Directors may be filled only by the affirmative vote of the "requisite number" of directors then in office, even if less than a quorum exists. Any director so elected will serve until the next election of the class for which such director is chosen and until his or her successor is duly elected. The "requisite number" of directors is defined in the Restated Articles to constitute two-thirds of the then serving directors.

             The Restated Articles incorporate the provisions of the Wisconsin Business Combination Statute and require that, for the Wisconsin Business Combination Statute provisions not to apply, the Board of Directors must approve a business combination with an "interested stockholder" before the stock acquisition date. The affirmative vote of at least 66 % of the voting power of shares entitled to vote is required to amend, repeal or adopt any provision inconsistent with the Wisconsin Business Combination Statute provisions contained in the Restated Articles.

             In addition, the Restated By-Laws of the Company establish a procedure which must be satisfied by shareholders seeking to call a special meeting of shareholders. This procedure involves notice to the Company, the receipt by the Company of a written demand for a special meeting from holders of 10% or more of the issued and outstanding shares of Common Stock, a review of the validity of any such demand by an independent inspector appointed by the Company and the fixing of the record and meeting dates by the Board of Directors. In addition, shareholders demanding such a special meeting must deliver to the Company a written agreement to pay the costs incurred by the Company in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy materials for the solicitation by the Company of proxies for use at such meeting, in the event such shareholder are unsuccessful in their proxy solicitation. The Restated By-Laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting. A shareholder may nominate a person for election to the Board of Directors of the Company at an annual meeting or bring other business before an annual meeting only by giving notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the second Tuesday in the month of May and such notice must also be received not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business or the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In order to nominate a person for election to the Board of Directors at a special meeting of shareholders, a shareholder must deliver written notice to the Secretary of the Company not more than 90 days prior to the special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the date on which a public announcement is first made of such special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting.

        Transfer Agent

             The transfer agent for the Common Stock is LaSalle National Bank, Chicago, Illinois.

                              PLAN OF DISTRIBUTION

             The Company may offer and sell the Common Stock offered hereby in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. Any Prospectus Supplement with respect to shares of the Common Stock offered hereby will set forth the terms of the offering and amount of the proceeds to the Company from the sale thereof, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

             If underwriters are utilized, the Common Stock being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to the Common Stock being offered will be named in the Prospectus Supplement relating to such offering and, if any underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and that, in general, the underwriters will be obligated to purchase all of the shares of Common Stock to which such underwriting agreement relates if any is purchased. The Company will agree to indemnify any underwriters against certain civil liabilities, including liabilities under the Securities Act.

             If a dealer is used in the sale of the Common Stock, the Company would sell such Common Stock to the dealer, as principal. The dealer could then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer involved in a particular offering of Common Stock and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the Prospectus Supplement relating to such offering.

             The Common Stock offered hereby may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Common Stock in respect of which this Prospectus is delivered will be named, any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

                                  LEGAL MATTERS

             The validity of the issuances of the shares of Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin and if shares are to be offered for and sold through underwriters, will be passed upon by counsel of any underwriters named in any Prospectus Supplement.

                                     EXPERTS

             The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 which are included in the Company's Annual Report on Form 10-K for its year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             The statement of net assets acquired by the Company from Browning-Ferris Industries, Inc. as of September 30, 1996 and the related statements of revenues and direct operating expenses of the operations acquired by the Company for the year then ended appearing in the Company's Form 8-K/A dated June 27, 1997 (Amendment No. 1) amending the Company's Current Report on Form 8-K dated May 2, 1997, and as amended by its Form 8-K/A filed June 30, 1997 (Amendment No. 2), incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

      No person has been authorized to give information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholders, or any underwriter, agent or dealer. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                           TABLE OF CONTENTS
                                                               Page

   AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  2

   INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE  . . . . . . . . . . . . . . . . . .  2

   THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .  3

   RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . .  3

   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  3

   DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . .  4

   PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  9

   LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .   10

   EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . .   10





                           5,000,000 SHARES





                        SUPERIOR SERVICES, INC.





                             COMMON STOCK



                              ----------
                              PROSPECTUS
                              ----------









                            August 7, 1997

                             SUPERIOR SERVICES, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


   Item 14.  Other Expenses of Issuance and Distribution.

      Securities and Exchange Commission filing fee  . $ 39,394
      Nasdaq National Market listing fees  . . . . . . . 17,500
      Transfer agent's fees*   . . . . . . . . . . . . .  5,000
      Costs of printing and engraving*   . . . . . . . . 10,000
      Legal fees and expenses*   . . . . . . . . . . . . 10,000
      Accounting fees and expenses*  . . . . . . . . . .  5,000
      Miscellaneous*   . . . . . . . . . . . . . . . . .  3,106

             Total . . . . . . . . . . . . . . . . . .  $90,000
   ____________________
   *  Estimated.

   Item 15.  Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's Restated By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Company under certain circumstances.

             The Company also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Company's former, current or future directors or officers.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's Restated By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.


   Item 16.  List of Exhibits

             (a) Exhibits. The exhibits filed herewith are as specified on the Exhibit Index included herein.

             (b)  Financial Statement Schedule.  Incorporated by reference to
   Schedule II filed with the Company's Form 10-K for the year ended December 31, 1996.


   Item 17.  Undertakings

             (A) Rule 415 offering. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; unless the information required to be included in such post-effective amendment is contained in a periodic period filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed in the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (B) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (H) Acceleration of effectiveness. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Allis, and State of Wisconsin, on this 6th day of August, 1997.

                                      SUPERIOR SERVICES, INC.


                                      By: /s/ G. William Dietrich
                                          G. William Dietrich
                                          President and Chief Executive
                                          Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of August 6, 1997 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints G. William Dietrich, George K. Farr and Scott S. Cramer, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any all amendments and any post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   /s/ Joseph P. Tate    /s/ G. William Dietrich  /s/ George K. Farr
   Joseph P. Tate        G. William Dietrich      George K. Farr
   Chairman of the Board President, Chief         Chief Financial
    and Director          Executive Officer and    Officer (Principal
                          Director (Principal      Financial and
                          Executive Officer)       Accounting Officer)


   /s/ Gary G. Edler     /s/ Walter G. Winding  /s/ Francis J. Podvin
   Gary G. Edler         Walter G. Winding      Francis J. Podvin
   Vice President and    Director               Director
    Director


   /s/ Warner C. Frazier /s/ Donald Taylor
   Warner C. Frazier     Donald Taylor
   Director              Director

                             SUPERIOR SERVICES, INC.

                         FORM S-3 REGISTRATION STATEMENT

                                  EXHIBIT INDEX


     Exhibit No.                    Exhibit Description

         1.0       Form of Underwriting Agreement.

         3.0 Restated Articles of Incorporation. [Incorporated by reference to Exhibit 3.0 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         3.1       Restated By-Laws.  [Incorporated by reference to
                   Exhibit 3.1 filed with the Company's Form S-1
                   Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.0 Revolving Credit Agreement, dated as of September 1, 1993 between the Company and The First National Bank of Boston, LaSalle National Bank and Bank One, Texas, National Association. [Incorporated by reference to
                   Exhibit 4.0 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.1 First Amendment to Revolving Credit Agreement, dated as of June 24, 1994 between the Company and The First National Bank of Boston, LaSalle National Bank and Bank One, Texas, National Association. [Incorporated by reference to Exhibit 4.1 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.2 Second Amendment to Revolving Credit Agreement, dated as of August 28, 1995, between the Company and the First National Bank of Boston, LaSalle National Bank and Bank One, Texas, National Association. [Incorporated by reference to Exhibit 4.2 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.3 Third Amendment to Revolving Credit Agreement, dated as of December 29, 1995, between the Company and the First National Bank of Boston, LaSalle National Bank and Bank One, Texas, National Association. [Incorporated by reference to Exhibit 4.3 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.4 Amended and Restated Revolving Credit Agreement among the Company, First National Bank of Boston, Bank One Wisconsin, Bank of America Illinois, including First National Bank of Boston as agent dated March 26, 1997. [Incorporated by reference to Exhibit 4.5 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.]

         4.5 Form of Certificate for Common Stock. [Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         4.6 Rights Agreement dated February 21, 1997 between the Company and LaSalle National Bank, Chicago, Illinois. [Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated February 28, 1997.]

         5.0 Opinion of Foley & Lardner regarding the validity of Common Stock and associated Common Stock Purchase Rights issuable by the Company under this Registration Statement.

         10.0 Stock Option Agreement, dated as of February 25, 1993 and as amended as of May 5, 1995 and August 15, 1995, and November 29, 1995 between George K. Farr and the Company. [Incorporated by reference to Exhibit 10.1 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.1 Stock Option Agreement, dated as of February 14, 1995 and as amended as of May 16, 1995, August 15, 1995 and November 29, 1995 between G. William Dietrich and the Company. [Incorporated by reference to Exhibit
                   10.2 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.2 Amendment to Restated Option Agreement dated November 26, 1996 between G. William Dietrich and the Company. [Incorporated by reference to Exhibit 10.2 filed with the Company's Form 10-K, for the year ended December 31, 1996.]

         10.3 Employment Agreement, dated as of September 1, 1993, and as amended August 15, 1995 between Peter J. Ruud and the Company. [Incorporated by reference to
                   Exhibit 10.3 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.4 Noncompetition Agreement, dated February 14, 1995, between G. William Dietrich and the Company.
                   [Incorporated by reference to Exhibit 10.4 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.5 Key Executive Employment and Severance Agreement, dated August 15, 1995, between G. William Dietrich and the Company. [Incorporated by reference to
                   Exhibit 10.5 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.6 Key Executive Employment and Severance Agreement, dated August 15, 1995, between George K. Farr and the Company. [Incorporated by reference to Exhibit 10.6 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.7 Key Executive Employment and Severance Agreement, dated August 15, 1995, between Peter J. Ruud and the Company. [Incorporated by reference to Exhibit 10.7 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.8 1993 Incentive Stock Option Plan. [Incorporated by reference to Exhibit 10.8 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

         10.9 Form of Stock Option Agreement under 1993 Incentive Stock Option Plan. [Incorporated by reference to
                   Exhibit 10.9 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

        10.10 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.10 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

        10.11 Form of Non-Employee Director Non-Qualified Stock Option Agreement under 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.11 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

        10.12 Form of Key Employee Non-Qualified Stock Option Agreement under 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.12 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

        10.13 Form of Key Employee Incentive Stock Option Agreement under 1996 Equity Incentive Plan. [Incorporated by reference to Exhibit 10.13 filed with the Company's Form S-1 Registration Statement No. 333-240, dated January 9, 1996, as amended.]

          11 Statement regarding computation of per share earnings. [Incorporated by reference to Exhibit 11 filed with the Company's Form 10-K for the year ended December 31, 1996.]

          21       List of subsidiaries as of June 30, 1997.

         23.1      Consent of Foley & Lardner (included in Exhibit 5).

         23.2      Consent of Ernst & Young LLP.

         23.3      Consent of Arthur Andersen LLP.

          24 Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement).